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                          INDEPENDENT AUDITORS' CONSENT

          We consent to the use of our report dated December 29, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 10 Industrial Portfolio 2001-1 (Registration Statement No. 333-50788), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



/s/ Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
December 29, 2000